Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

▪	Registration Statement No. 33-29772 on Form S-8,

▪	Registration Statement No. 33-54499 on Form S-8,

▪	Registration Statement No. 333-34631 on Form S-8,

▪	Registration Statement No. 333-89471 on Form S-8,

▪	Registration Statement No. 333-73408 on Form S-8,

▪	Registration Statement No. 333-97811 on Form S-8,

▪	Registration Statement No. 333-114435 on Form S-8,

▪	Registration Statement No. 333-138031 on Form S-8,

▪	Registration Statement No. 333-143266 on Form S-8,

▪	Registration Statement No. 333-155748 on Form S-3ASR, and

▪	Registration Statement No. 333-161697 on Form S-3ASR

of our reports dated March 30, 2010, relating to the consolidated financial statements and financial statement schedule of Lowe's Companies, Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2010, as amended by this Form 10-K/A dated April 12, 2010.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 12, 2010